Exhibit 99.1

Section 2: Ex-99.1 (Press Release)

Oak Ridge Financial Services Receives Preliminary Approval

to Participate in the U.S. Treasury Capital Purchase Program

Company Expects to Use Proceeds to Benefit Local Businesses and Consumers

Oak Ridge, North Carolina, January 6, 2009 – Oak Ridge Financial Services, Inc. (NASDAQ CM: BKOR), the holding company for Bank of Oak Ridge, today announced that the Bank has obtained preliminary approval of its application for the United States Treasury Department to invest $7,700,000 in the company’s preferred stock and warrants, as part of the government’s much publicized Capital Purchase Plan.

“This investment further secures Bank of Oak Ridge as a strongly capitalized community bank in the Triad, which will expand our ability to continue to meet the needs of our customers, shareholders and the communities we serve,” said Ron Black, President & Chief Executive Officer. “We believe this investment represents a strong vote of confidence in Bank of Oak Ridge, and we are pleased to participate in the Treasury’s program to fortify the financial system and help support the nation’s economic recovery.”

Bank of Oak Ridge said the additional capital would allow the community bank to continue its growth strategy of providing superior commercial and consumer banking products to businesses and consumers in the Triad.

The U.S. Treasury introduced the Capital Purchase Program on October 14, 2008. Following the participation of nine of the nation’s largest banks, the Treasury has encouraged a select number of healthy banks to participate in the program to increase capital and lending capacity in the system to help the nation’s economy.

About Oak Ridge Financial Services, Inc.

Oak Ridge Financial Services, Inc., is the holding company for the Bank of Oak Ridge, a community bank headquartered in Oak Ridge, NC, with five locations in Oak Ridge, Summerfield and Greensboro. The Bank offers a complete line of banking and investment services, including savings and checking accounts, mortgage and business loans, extended weekday and Saturday branch banking hours, same-day deposits, cash management services, mobile banking and business and personal Internet banking with balance alerts and reminders, Internet bill payment, and accounts designed specifically for seniors, small businesses and civic organizations. For more information, contact Bank of Oak Ridge at 336-644-9944, or visit www.bankofoakridge.com.

Forward-looking Information

This form contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Bank and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the Bank’s markets, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Bank’s other filings with the Federal Deposit Insurance Corporation. The Bank undertakes no obligation to update any forward-looking statements.